EX-99.77D: Policies with respect to security investments

A description of changes to GuideStone Funds Trust investment policy is herein incorporated by reference to the Prospectus Supplement to the GuideStone Funds Trust Registration Statement on Form N-1A pursuant to Rule 497 under the Securities Act of 1933 (Accession No. 0001193125-17-229480) filed with the U.S. Securities and Exchange Commission on July 1, 2017, is herein incorporated by reference

A description of changes to GuideStone Funds Trust investment policy is herein incorporated by reference to the Prospectus Supplement to the GuideStone Funds Trust Registration Statement on Form N-1A pursuant to Rule 497 under the Securities Act of 1933 (Accession No. 0001193125-17-291187) filed with the U.S. Securities and Exchange Commission on September 22, 2017, is herein incorporated by reference

A description of changes to GuideStone Funds Trust investment policy is herein incorporated by reference to the Prospectus Supplement to the GuideStone Funds Trust Registration Statement on Form N-1A pursuant to Rule 497 under the Securities Act of 1933 (Accession No. 0001193125-17-341164) filed with the U.S. Securities and Exchange Commission on November 13, 2017, is herein incorporated by reference